EXHIBIT 10.15

LEASE

THIS LEASE, made and entered into this 1st day of September, 2004, by and between Le Baron Investments and Southern Textile Recycling, Inc. hereinafter respectively referred to as Landlord and Tenant, without regard to number or gender.

WITNESSETH

1.             USE.  The landlord hereby leases to Tenant and Tenant hereby hires from Landlord, for purposes of conducting thereon storage and sales of general merchandise those certain premises with appurtenances described as hereinafter set forth.

2.             PREMISES.  The premises leased to Tenant, together with appurtenances, are hereinafter referred to as the “demised premises” 1850-1900 East Orangethorpe Avenue and are situated in the City of Fullerton, County of Orange, State of California.  The demised premises shall be approximately 48,794 square feet.

3.             TERMS.  The term of this lease shall be for a period of five (5) years.  The term of this lease, and a Tenant’s obligation to pay rent, shall commence on September 1, 2004.

4.             RENTAL.

A.            Guaranteed Minimum Monthly Rental.  Tenant shall pay to the Landlord during the term of this lease as minimum monthly rental for the demised premises the sum of Twenty-Six Thousand and 00/100** ($26,000.00) Dollars per month, which sum shall be paid in advance on the first day of each calendar month.  All rental to be paid by Tenant to Landlord shall be in lawful money of the United States of America and shall be paid without deduction or offset, prior notice or demand at the address designated in Article 30.  Any rent payment not paid within ten (10) days of its due date shall be subject to a ten (10) percent late charge.

**  In addition to the minimum monthly rent, Tenant to pay monthly common area maintenance (CAM), real estate taxes and insurance of $3,532.69, for a total monthly rent of $29,532.69.

5.             REAL ESTATE TAXES AND RENTAL TAX.  In addition to all rentals herein reserved, Tenant shall pay to Landlord annual real estate taxes and assessments levied upon the demised premises together with a prorata share of the parking and common area of the Shopping center.  Such amount shall be payable within ten (10) days after the receipt of a semi-annual statement to be sent by Landlord to Tenant setting forth the amount of such tax based upon the actual tax bill received by Landlord; or Landlord at its option shall have the right to estimate the amount of taxes next due and to collect and impound them from Tenant on a monthly or quarterly basis the amount of Tenant’s estimated tax obligation.  Within thirty (30) days following receipt of the actual tax bill, Landlord shall provide to Tenant a reconciliation of Tenant’s impound account.

In the event the demised premises together with a prorata share of the parking lot and common area are not separately assessed, the applicable taxes and assessments shall be determined by the ratio that the floor area of the demised premises, including mezzanine, if any, bears to the total floor area, including mezzanines, of the building or buildings which included the demised premises and for which a separate assessment is made.  In the event such separate assessment does not reflect a pro rata share of the parking and common area based upon the ratio of building to parking and common area shown on the attached exhibit A an appropriate adjustment shall be made.

Any such tax for the year in which this lease commences or ends shall be apportioned and adjusted.  With respect to any assessment which may be levied against or upon the demised premises and which, under the laws then in force, may be evidenced by improvement or other bonds, payable in annual installments, only the annual payments on said assessment shall be included in computing Tenant’s obligation for taxes and assessments.

The term “real estate taxes” as used herein shall be deemed to mean all taxes imposed upon the real property and permanent improvements constituting the demised premises, and all assessments levied against said premises, but shall not include personal income taxes, personal property taxes, inheritance taxes, or franchise taxes levied against the Landlord, but not directly against said property, even though such taxes shall become a lien against said property.

Tenant shall pay to Landlord any and all excise, privilege and other taxes, other than net income and estate taxes levied or assessed by any federal, state or local authority upon the rent received by Landlord hereunder, and Tenant shall bear any business tax imposed upon Landlord by any governmental authority which is based or measured in whole or in part by amounts charged or received by Landlord from Tenant under this lease.

6.             PERSONAL PROPERTY TAX.  During the term hereof Tenant shall pay prior to delinquency all taxes assessed against and levied upon fixtures, furnishings, equivalent and all shall cause said fixtures, furnishings, equivalent and other personal property to be assessed and billed separately from the real property of Landlord.  In the event any or all of the Tenant’s fixtures, furnishings, equipment and other personal property shall be assessed and taxed with the Landlord’s real property, the Tenant shall pay to Landlord its share of such taxes within ten (10) days after delivery to Tenant by Landlord of a statement in writing setting forth the amount of such taxes applicable to the Tenant’s property.

7.             CONSTRUCTION.  Landlord agrees that it will, at its sole cost and expense after the execution of this lease, commence and pursue to completion the construction of the improvements to be erected by Landlord to the extent shown on the attached Exhibit B.

8.             PARKING AND COMMON FACILITIES. Landlord covenants that the common and parking areas of the shopping center of which the demised premises are a part shall be available for the non-exclusive use of Tenant during the full term of this lease or any extension of the term hereof, provided that the condemnation or any other taking by any public authority, or sale in lieu of condemnation, or any or all of such common and parking areas shall not constitute a violation of this covenant.  Landlord reserves the right to change the entrances, exits, traffic lanes and the boundaries and locations of such parking area or areas.  This lease shall be subordinate to any agreement existing as of the date of this lease or subsequently placed upon the real property of which the demised premises are a part, which agreement provides for reciprocal easements and restrictions pertaining to the common and parking areas, and in the event of conflict between the provisions of such agreement and this lease, the provisions of said agreement shall prevail.  Provided, however, nothing therein shall cause the Tenant to pay a greater share of the common area maintenance cost than herein provided, and shall further that there shall at all times be maintained common and parking areas of not less than two (2) square feet of common and parking area for each square foot of ground floor building area within the shopping center.

A.            Prior to the date of Tenant’s occupation of the demised premises, Landlord shall cause said common and parking area or areas to be graded, blacktopped, lighted and appropriately marked and landscaped at no expense to Tenant, and shall cause the same to be maintained in good condition and repair during the entire term hereof.

B.            The Landlord shall keep or cause to be kept said automobile parking and common areas in a neat, clean and orderly condition, property lighted and landscaped, and shall repair any damage to the facilities thereof, but all expenses in connection with said automobile parking and common areas shall be charged and prorated in the manner hereinafter set forth.  It is understood and agreed that the phrase “expenses in connection with said automobile parking and common areas” as used herein shall be construed to include, but not limited to, all sums expended by Landlord in connection with said automobile parking and common areas for all general maintenance and repairs, resurfacing, painting, restriping, cleaning, sweeping and janitorial services; planting and landscaping; lighting and other utilities; directional signs and other markers and bumpers; personnel to implement such services and to police the automobile parking and common areas; required fees or charges levied pursuant to any governmental requirements; and a fee equal to ten (10%) percent of said costs to Landlord for Landlord’s supervision of said automobile parking and common areas.

In addition to monthly rental, Tenant agrees to pay to Landlord, on a monthly basis, Tenant’s pro rata share of automobile parking and common area expenses.  Tenant’s prorata share of the total expenses shall be that portion of all such expenses which is equal to the proportion thereof which the number of square feet of gross floor area in the demised premises bears to the total number of square feet of gross floor area of the building.  There shall be appropriate adjustments of Tenant’s share of the automobile parking and common area expenses as of the commencement and expiration of the term of this lease.  The term “gross floor area” as used herein shall be deemed to mean the ground floor in either the demised premises or any other buildings in the shopping center, with measurements to be from outside of exterior walls and from the center of interior separation partitions.

C.            Tenant, for the use and benefit of Tenant, its agents, employees, customers, licensees and subtenants, shall have the non-exclusive right in common with Landlord, and other present and future owners, tenants and their agents, employees, customers, licensees and subtenants, to use said common and parking areas during the entire term of this lease, or any extension thereof, for ingress and egress, roadway, sidewall, and automobile parking, provided however Tenant and Tenant’s employees shall park their automobiles in those areas designated for employee parking, or at Landlord’s written request shall park their automobiles outside of the shopping center.

D.            The Tenant, in the use of said common and parking areas, agrees to comply with such reasonable rules and regulations as the Landlord may adapt from time to time for the orderly and proper operation of said common areas.

9.             USES PROHIBITED.  Tenant shall not use, or permit said premises, or any part thereof, to be used for any purpose or purposes other than the purpose or purposes for which said premises are hereby leased; and no use shall be made or permitted to be made of said premises, nor acts done, which will increase the existing rate of insurance upon the building in which said premises may be located (once said rate is established), or cause a cancellation of any insurance policy covering said building or any part thereof, nor shall Tenant sell or permit to be kept, used or sold in or about said premises any article which may be prohibited by standard form of fire insurance policies.  Tenant shall, at his sole cost, comply with any and all requirements, pertaining to the use of said premises, of any insurance organization or company necessary for the maintenance of reasonable fire and public liability insurance, covering said building and appurtenances.  In the event Tenant’s use of the premises, as recited in Article 1 hereof, results in a rate increase for the building of which the demised premises are a part, Tenant shall pay annually on the anniversary date of this lease, as additional rent, a sum equal to that of the additional premium occasioned by said rate increase.

10.           ALTERATIONS AND FIXTURES.  Tenant shall not make, or suffer to be made, any alteration of the demised premises, or any part thereof, without the prior written consent of Landlord, and any additions to, or alterations of, said premises, except movable furniture and trade fixtures, shall become at once a part of the realty and belong to Landlord.  Any such alterations shall be in conformance with the requirements of all municipal, state and federal authorities.

Tenant agrees to promptly fixturize the store in a manner comparable to a store of similar nature.

11.           MAINTENANCE AND REPAIR.  Tenant shall, subject to Landlord’s obligations hereinafter provided, at all times during the term hereof, and at Tenant’s sole cost and expense, keep, maintain and repair the building and other improvements upon the demised premises in good and sanitary order and condition (except as hereinafter provided) including without limitation, the maintenance and repair of any store front, doors, window casements, glazing, heating and air conditioning system (if any), plumbing, pipes, electrical wiring and conduits.  Tenant shall also at its sole cost and expense be responsible for any alterations or improvements to the demised premises necessitated as a result of the requirement of any municipal, state or federal authority.  Tenant hereby waives all right to make repairs at the Expense of the landlord, and if the demised premises are located in the State of California, Tenant hereby waives all rights provided by Section 1941 of the Civil Code of the State of California to make said repairs.  By entering into the demised premises, Tenant shall be deemed to have accepted the demised premises as being in good and sanitary order, condition and repair, and Tenant agrees on the last day of said term or sooner termination of this lease to surrender the demised premises with appurtenances, in the same condition as when received, reasonable use and wear thereof and damage by fire, act of God or by the elements excepted.  Tenant shall periodically sweep and clean the sidewalks adjacent to the demised premises, as needed.

Landlord shall, subject to Tenant’s reimbursement as herein provided, maintain in good repair the exterior walls, roof and sidewalks.  Tenant agrees that it will not, nor will authorize any person to, go onto the roof of the building of which the demised premises are a part without the prior written consent of Landlord.  Said consent will be given only upon Landlord’s satisfaction that any repairs necessitated as a result of Tenant’s action will be made by Tenant at Tenant’s expense and will be made in such a manner so as not to invalidate any guarantee relating to said roof.  Landlord shall not be required to make any repairs to the exterior walls, roof and sidewalls unless and until Tenant has notified Landlord in writing of the need for such repairs and Landlord shall have had a reasonable period of time thereafter to commence and complete said repairs.  Tenant shall reimburse Landlord for its prorata share of the cost of said repairs and maintenance incurred by Landlord, said prorata share to be determined according to the area of the demised premises as it relates to the total area of the building which contains the demised premises.

12.           COMPLIANCE WITH LAWS.  Tenant shall, at its sole cost and expense, comply with all of the requirements of all municipal, state and federal authorities now in force or which may hereafter be in force pertaining to the use of said premises, and shall faithfully observe in said use all municipal ordinances and state and federal statutes now in force or which shall hereinafter be in force.  The judgment of any court of competent jurisdiction, or the admission of Tenant in any action or proceeding against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any such order or statute in said use, shall be conclusive of that fact as between the Landlord and Tenant.

Tenant shall not commit, or suffer to be committed, any waste upon the demised premises, or any nuisance or other act of thing which may disturb the quiet enjoyment of any other Tenant in the building in which the demised premises may be located.

13.           INSURANCE.  Landlord shall maintain fire and extended coverage insurance throughout the term of this lease in an amount equal to at least ninety (90%) percent of the replacement value of the building which includes the demised premises, together with such other insurance as may be required by Landlord’s lender or by any governmental agency.  Tenant hereby waives any right of recovery from Landlord, its officers and employees, and Landlord hereby waives any right of recovery from Tenant, its officers or employees, for any loss or damage (including consequential loss) resulting from any of the perils insured against in the standard form fire insurance policy with extended coverage endorsement.  Tenant agrees to pay Landlord its prorata share of the cost of said insurance to be determined by the relationship that the gross floor area of the demised premises bears to the total gross floor area of the building or buildings for which such policy relates.

Tenant, if involved in food preparation and sales as a cafe, restaurant, or similar use, and/or food takeout service, shall install at Tenant’s expense any fire protective systems in grill, deep fry, and cooking areas which are required by city, county, state fire ordinances, and such system when installed shall qualify for full fire protective credits allowed by the fire insurance rating and regulatory body in whose jurisdiction the premises are located.

14.           INDEMNIFICATION OF LANDLORD - LIABILITY INSURANCE BY TENANTS.  Tenant, as a material part of the consideration to be rendered to Landlord under this lease, hereby waives all claims against Landlord for damage to goods, wares and merchandise, in, upon or about said premises and for injuries to persons in or about said premises, from any cause arising at any time; and Tenant will hold Landlord exempt and harmless from any damage or injury to any person, or the goods, wares, and merchandise of any person, arising from the use of the premises by Tenant, or from the failure of Tenant to keep the premises in good condition and repair, as herein provided.

During the entire term of this lease, the Tenant shall, at the Tenant’s sole cost and expense, but for the mutual benefit of Landlord and Tenant, maintain general public liability insurance against claims for personal injury, death or property damage occurring in, upon or about the demised premises and on any sidewalks directly adjacent to the demised premises.  The limitation of liability of such insurance shall be not less than One Million and 00/100 ($1,000,000.00) Dollars in respect to injury or death on one person and to the limit of not less than One Million and 00/100 ($1,000,000.00) Dollars in respect to anyone accident and to the limit of not less than Five Hundred Thousand and 00/100 ($500,000.00) Dollars in respect to property damage or policy in the amount of One Million and 00/100 ($1,000,000.00) Dollars combined single liability limit.  All such policies of insurance shall be issued in the name of Tenant and Landlord and for the mutual and joint benefit and protection of the parties, and such policies of insurance or copies thereof shall be delivered to the Landlord.

15.           FREE FROM LIENS.  Tenant shall keep the demised premises and the property in which the demised premises are situated free from any liens arising out of any work performed, material furnished, or obligation incurred by Tenant.

16.           ABANDONMENT.  Tenant shall not vacate or abandon the demised premises at any time during the term of this lease; and if Tenant shall abandon, vacate of surrender the demised premises or be dispossessed by process of law, or otherwise, any personal property belonging to the Tenant and left on the demised premises shall be deemed to be abandoned, at the option of Landlord, except such property as may be mortgaged to Landlord.

17.           SIGNS AND AUCTIONS.  Tenant shall not place or permit to be placed any sign upon the exterior or in the windows of the demised premises without Landlord’s prior written consent, nor shall Tenant change the color or exterior appearance of the demised premises without Landlord’s prior written consent.  Landlord will provide to Tenant an approved sign criteria drawing, and Tenant shall thereafter at its sole cost and expense prepare sign construction drawings, in accordance with said criteria drawings, which shall be submitted to Landlord for Landlord’s written approval.  Tenant agrees to install a sign in accordance with approved sign construction drawings within thirty (30) days after the commencement of the term of this lease.

Tenant shall not without Landlord’s prior written consent display or sell merchandise outside the defined exterior walls and permanent doorways of the demised premises.  Tenant shall not conduct or permit to be conducted any sale by auction in, upon or from the demised premises, whether said auction be voluntary, involuntary, pursuant to any assignment for the payment of creditors, or pursuant to any bankruptcy or other solvency proceeding.

18.           UTILITIES.  Tenant shall pay before delinquency all charges for water, gas, heat, electricity, power, telephone service, and all other services of utilities used in, upon, or about the demised premises by Tenant or any of its subtenants, licensees, or concessionaires during the term of this lease.  If any utility is not separately metered, Tenant agrees to reimburse Landlord for the cost of said service.

19.           ENTRY AND INSPECTION.  Tenant shall permit landlord and his agents to enter into and upon the demised premises at all reasonable times for the purpose of inspecting the same or for the purpose of maintaining the building in which said premises are situated, or for the purpose of making repairs, alterations or additions to any other portion of said building, including the erection and maintenance of such scaffolding, canopy, fences and props as may be required, or for the purpose of posting notices of non-liability for alterations, additions or repairs, or for the purpose of placing upon the property in which the premises are located any usual or ordinary “For Sale” signs.  Landlord shall be permitted to do any of the above without any rebate of rent and without any liability to Tenant for any loss of occupation or quiet enjoyment of the premises thereby occasioned.  Tenant shall permit Landlord, at any time within thirty (30) days prior to the expiration of this lease, to place upon said premises any usual or ordinary “For Lease” signs, and during such thirty (30) day period Landlord or his agents may, during normal business hours, enter upon said premises and exhibit same to prospective Tenants.

20.           DAMAGE AND DESTRUCTION OF PREMISES.  In the event of (a) partial or total destruction of said building containing same during said term which requires repairs to said building, or (b) said building being declared unsafe or unfit for occupancy by any authorized public authority for any reason other than Tenant’s act, use or occupation, which declaration requires repairs to said building, Landlord shall forthwith make said repairs provided Tenant gives to landlord thirty (30) days written notice of the necessity therefor.  No such partial destruction (including any destruction necessary in order to make repairs required by any declaration made by any public authority) shall in any wise annul or void this lease except that Tenant shall be entitled to a proportionate reduction of minimum guaranteed rental while such repairs are being made, such proportionate reduction to be based upon the extent to which the making of such repairs shall interfere with the business carried on by Tenant in said premises.  However, if during the last four (4) years of the term of this lease the building is damaged as a result of fire or any other insured casualty to an extent in excess of twenty-five (25%) percent of its then replacement cost, (excluding foundation(s)), Landlord may within thirty (30) days following the date such damage occurs terminate this lease by written notice to Tenant.  If Landlord, however, elects to make said repairs, and provided Landlord uses due diligence in making said repairs to building, this lease shall continue in full force and effect, and the minimum guaranteed rental shall be proportionately reduced as hereinabove provided.  If Landlord elects to terminate this lease, all rentals shall be prorated between Landlord and Tenant as of the date of such destruction.

The foregoing to the contrary notwithstanding, if the building is damaged or destroyed at any time during the term hereof to an extent of more than twenty-five (25%) percent of its then replacement cost (excluding foundation(s)) as a result of a casualty not insured against, Landlord may within thirty (30) days following the date of such destruction terminate this lease upon written notice to tenant.  If Landlord does not elect to so terminate because of said uninsured casualty, Landlord shall promptly rebuild and repair said building and Tenant’s rental obligation shall be proportionately reduced as hereinabove provided.

In respect to any partial or total destruction (including any destruction necessary in order to make repairs required by any such declaration of any authorized public authority) which Landlord is obligated to repair or may elect to repair under the terms of this Article 20, Tenant waives any statutory right it may have to cancel this lease as a result of such destruction.

21.           ASSIGNMENT AND SUBLETTING.  Tenant shall not assign this lease, or any interest therein, and shall not sublet the demised premises or any part thereof, or any right or privilege appurtenant thereto, or permit any other person (the agents and servants of Tenant excepted) to occupy or use the demised premises, or any portion thereof, without first obtaining the written consent of Landlord, which consent shall not be unreasonably withheld.  Consent by Landlord to one assignment, subletting, occupation or use by another person shall not be deemed to be a consent to any subsequent assignment, subletting, occupation or use by another person.  Consent to an assignment shall not release the original named Tenant from liability for the continued performance of the terms and provisions on the part of Tenant to be kept and performed, unless Landlord specifically releases the original named Tenant from said liability.  Any assignment or subletting without the prior written consent of Landlord shall be void, and shall, at the option of Landlord terminate this lease.  Neither this lease nor any interest therein shall be assignable, as to the interest of Tenant, by operation of law, without the prior written consent of Landlord.  Furthermore, any increase in rent over Tenant’s current rent received by Tenant related to such sublease shall be split equally between Landlord and Tenant.

22.           DEFAULT.  If Tenant fails to make any payment required by the provisions of this lease, when due, or fails within thirty (30) days after written notice thereof to correct any breach or default of the other covenants, terms or conditions of this lease, or if Tenant breaches this lease and abandons the property before the end of the term, Landlord shall have the right at any time thereafter to elect to terminate said lease and Tenant’s right to possession thereunder.  Upon such termination, Landlord shall have the right to recover against Tenant:

A.            The worth at the time of award of the unpaid rent which has been earned at the time of termination;

B.            The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Tenant proves could have been reasonably avoided;

C.            The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Tenant proves could be reasonably avoided; and

D.            Any other amount necessary to compensate the Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under the lease or which in the ordinary course of things would be likely to result therefrom.

The “worth at the time of award” of the amounts referred to in subparagraphs A and B above shall be computed by allowing interest at ten (10%) percent per annum.  The worth at the time of award of the amount referred to in subparagraph C shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one (1%) percent.

Such efforts as Landlord may make to mitigate the damages caused by Tenant’s breach of this lease shall not constitute a waiver of Landlord’s right to recover damages against Tenant hereunder, nor shall anything herein contained affect Landlord’s right to indemnification against Tenant for any liability arising prior to the termination of this lease for personal injuries or property damage, and Tenant hereby agrees to indemnify and hold Landlord harmless from any such injuries and damages, including all attorney’s fees and costs incurred by Landlord in defending any action brought against Landlord for any recovery thereof, and in enforcing the terms and Provisions of this indemnification against Tenant.

Notwithstanding any of the foregoing, the breach of this lease by Tenant, or an abandonment of the demised premises by Tenant, shall not constitute a termination of this lease, or of Tenant’s right of possession hereunder, unless and until Landlord elects to do so, and until such time Landlord shall have the right to enforce all of its rights and remedies under this lease, including the right to recover rent, and all other payments to be made by Tenant hereunder, as it becomes due; provided, however, that until such time as Landlord elects to terminate this lease, and Tenant’s right of possession hereunder, Tenant shall have the right to sublet the demised premises or to assign its interests in this lease, or both, subject only to the written consent of Landlord, which consent shall not be unreasonably withheld.

As security for the performance by Tenant of all of its duties and obligations hereunder, Tenant does hereby assign to Landlord the right, power and authority, during the continuance of this lease, to collect the rents, issues and profits of the demised premises, reserving unto Tenant the right, prior to any breach or default by it hereunder, to collect and retain said rents, issues and profits as they become due and payable.  Upon any such breach or default, Landlord shall have the right at any time thereafter, without notice except as provided for above, either in person, by agent or by a receiver to be appointed by a court, enter and take possession of said demised premises and collect such rents, issues and profits, including those past due and unpaid, and apply the same, less costs and expenses of operation and collection, including reasonable attorney’s fees, upon any indebtedness secured hereby, and in such order as Landlord may determine.

The parties hereto agree that acts of maintenance or preservation or efforts to release the premises, or the appointment of a receiver upon the initiative of the Landlord to protect its interests under this lease shall not constitute a termination of Tenant’s right of possession for the purposes of this paragraph unless accompanied by a written notice from Landlord to Tenant of Landlord’s election to so terminate.

23.           INSOLVENCY OF TENANT.  Tenant agrees that in the event all or substantially all of its assets be placed in the hands of a receiver or trustee, and in the event such receivership or trusteeship continue for a period of ten (10) days, or should Tenant make an assignment for the benefit of creditors, or be adjudicated a bankrupt, or should Tenant institute any proceedings under any state or federal bankruptcy act wherein Tenant seeks to be adjudicated a bankrupt, or seeks to be discharged of its debts, or should any voluntary proceeding be filed against such Tenant under such bankruptcy laws and Tenant consents thereto or acquiesces therein by pleading or default, then this lease or any interest in and to the demised premises shall not become an asset in any such proceedings and, in any of such events and in addition to any and all rights or remedies of Landlord hereunder or as provided by law, it shall be lawful for Landlord at his option to declare the term hereof ended and to re-enter the demised premises and take possession thereof and remove all persons therefrom and Tenant shall have no further claim, therein or hereunder.

24.           SURRENDER OF LEASE.  The voluntary or other surrender of this lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies, or may, at the option of Landlord, operate as an assignment to him of any or all of such subleases or subtenancies.

25.           SALE OF PREMISES BY LANDLORD.  In the event of any sale of the demised premises by Landlord, Landlord shall be and is hereby entirely freed and relieved of all liability under any and all of its covenants and obligations contained in or derived from this lease arising out of any act, occurrence or omission occurring after the consummation of such sale; and the purchaser, at such sale or any subsequent sale of the demised premises, shall be deemed without any further agreement between the parties or their successors in interest or between the parties and any such purchaser, to have assumed and agreed to carry out any and all of the covenants and obligations of the Landlord under this lease.

26.           HOURS OF BUSINESS.  Subject to the provisions of Article 20 hereof, Tenant shall continuously during the entire term hereof conduct and carry on Tenant’s business in the demised premises and shall keep the demised premises open for business and cause Tenant’s business to be conducted therein during the usual business hours of each and every business day as it is customary for businesses of like character in the city in which the demised premises are located to be open for business; provided, however, that this provision shall not apply if the demised premises should be closed and the business of Tenant temporarily discontinued therein on account of strikes, lockouts, or similar causes beyond the reasonable control of Tenant, or closed for not more than three (3) days out of respect to the memory of any deceased officer or employee of Tenant, or the relative of any such officer or employee.  Tenant shall keep the demised premises adequately stocked with merchandise, and with sufficient sales personnel to care for the patronage, and to conduct said business in accordance with sound business practices.

In the event of breach by the Tenant of any of the conditions in this Article contained, the Landlord shall have, in addition to any and all remedies herein provided, the right at its option to collect not only the minimum rent herein provided, but additional rent at the rate of one-thirtieth (1/30) of the minimum monthly rent herein provided, for each and every day that the Tenant shall fail to conduct its business as herein provided, said additional rent shall be deemed to be in lieu of any percentage rent that might have been earned during such period of the Tenant’s failure to conduct its business as herein provided.

27.           ATTORNEY’S FEES.  If Landlord is involuntarily made a party defendant to any litigation concerning this lease or the demised premises by reason of any act or omission of Tenant, then, Tenant shall hold harmless Landlord from all liabilities by reason thereof, including reasonable attorney’s fees and all costs incurred by Landlord in such litigation.

If either landlord or Tenant shall commence any legal proceedings against the other with respect to any of the terms and conditions of this lease, the non-prevailing party therein shall pay to the other all expenses of said litigation, including a reasonable attorneys’ fees as may be fixed by the court having jurisdiction over the matter.  The parties hereto agree that the State of California is the proper jurisdiction for litigation of any matters relating to this lease, and service mailed to the address of tenants set forth herein shall be adequate service for such litigation.

28.           SECURITY DEPOSIT.  Tenant contemporaneously with the execution of this lease, has deposited with landlord the sum of Ten Thousand and 00/100 ($10.000.00) Dollars, receipt of which is hereby acknowledged by Landlord, said deposit being given to secure the faithful performance by the Tenant of all of the terms, covenants, and conditions of this lease by the Tenant to be kept and performed during the term hereof.  Tenant agrees that if the Tenant shall fail to pay the rent herein reserved promptly when due, said deposit may, at the option of the Landlord (but Landlord shall not be required to) be applied to any rent due and unpaid, and if the Tenant violates any of the other terms, covenants, and conditions of this lease, said deposit shall be applied to any damages suffered by Landlord as a result of Tenant’s default to the extent of the amount of the damages suffered.

Nothing contained in this Article 28 shall in any way diminish or be construed as waiving any of the Landlord’s other remedies as provided in Article 22 hereof, or by law or in equity.  Should the entire security deposit, or any portion thereof, be appropriated and applied by Landlord for the payment of overdue rent or other sums due and payable to Landlord by Tenant hereunder, then Tenant shall, on the written demand of Landlord, forthwith remit to landlord a sufficient amount in cash to restore said security deposit to its original amount, and Tenant’s failure to do so within fifteen (15) days after receipt of such demand, shall constitute a breach of this lease.  Should Tenant comply with all of the terms, covenants, and conditions of this lease and promptly pay all of the rental herein provided for as it falls due, and all other sums payable by Tenant to landlord hereunder, said security deposit shall be returned in full to Tenant at the end of the term of this lease, or upon the earlier termination of this lease pursuant to the provisions of Article 20 hereof, except in the event the demised premises are sold as a result of the exercise of any power of sale under any mortgage or deed of trust, in which event this lease shall be automatically amended to delete any reference to this Article 28, and Tenant shall be entitled to immediate reimbursement of its security deposit from the party then holding said deposit.

29.           HOLDING OVER.  Any holding over after the expiration of the term of this lease, with the consent of landlord, shall be construed to be a tenancy from month to month, cancelable upon thirty (30) days written notice, and at a monthly rental, terms and conditions as agreed upon between landlord and Tenant.

30.           NOTICES.  Wherever in this lease it shall be required or permitted that notice and demand be given or served by either party to this lease to or on the other, such notice or demand shall be given or served and shall not be deemed to have been duly given or served unless in writing and forwarded by 1st class mail, addressed as follows:

TO: Landlord	TO: Tenant

Le Baron Investments 2020 E. Orangethorpe Avenue Fullerton, CA 92831-5327 Telephone: (714) 680-3812 Fax: (714) 680-3340	Southern Textile Recycling, Inc. Attn: Carl C. Jones 1850-1900 E. Orangethorpe Avenue Fullerton, CA 92831 phone: (714) 738-6400

Either party may change such address by written notice by certified mail to the other.

31.           SUCCESSORS IN INTEREST.  The covenants herein contained shall, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of all the parties hereto; and all of the parties hereto shall be jointly and severally liable hereunder.

32.           TENANT’S PERFORMANCE.  In the event Tenant shall fall within any time limits which may be provided herein to complete any work or perform any other requirements provided to be performed by Tenant prior to the commencement of the term hereof, or in the event Tenant shall cause a delay in the completion of any work, landlord may send Tenant written notice of said default and if said default is not corrected within ten (10) days thereafter, Landlord may by written notice prior to the curing of said default terminate this lease. landlord shall be entitled to retain as liquidated damages all deposits made hereunder and such improvements as Tenant may have annexed to the realty that cannot be removed without damage thereto.

33.           FORCE MAJEURE.  If either party hereto shall be delayed or prevented from the performance of any act required hereunder by reasons of acts of God, strikes, lockouts, labor troubles, inability to procure materials, restrictive governmental laws or regulations or other cause without fault and beyond the control of the party obligated (financial liability excepted), performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay; provided, however, nothing in this Article 33 contained shall excuse Tenant from the prompt payment of any rental or other charge required of Tenant hereunder except as may be expressly provided elsewhere in this lease.

34.           PARTIAL INVALIDITY.  If any term, covenant, condition or provision of this lease is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions hereof shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereof.

35.           MARGINAL CAPTIONS.  The various headings and numbers herein and the grouping of the provisions of this lease into separate articles and paragraphs are for the purpose of convenience only and shall not be considered a part hereof.

36.           TIME.  Time is of the essence of this lease.

37.           SUBORDINATION, ATTORNMENT.  This lease, at Landlord’s option, shall be subordinate to the lien of any first deed of trust or first mortgage subsequently placed upon the real property of which the demised premises are a part, and to any and all advances made on the security thereof, and to all renewals, modifications, consolidations, replacements and extensions thereof; provided, however, that as to the lien of any such deed of trust or mortgage Tenant’s right to quiet possession of the premises shall not be disturbed if Tenant is not in default and so long as Tenant shall pay the rent and observe and perform all of the provisions of this lease, unless this lease is otherwise terminated pursuant to its terms.  If any mortgagee, trustee or ground lessor shall elect to have this lease prior to the lien of its mortgage, deed of trust, or ground lease, and shall give written notice thereof to Tenant, this lease shall be deemed prior to such mortgage, deed of trust or ground lease, whether this lease is dated prior or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof.

In the event any proceedings are brought, or in the event the exercise of the power of sale under any mortgage or deed of trust made by the landlord covering the demised premises, Tenant shall attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as the landlord under this lease.

If upon any sale, assignment, or hypothecation of the demised premises or the land thereunder by Landlord, or at any other time, an estoppel certificate and/or financial statement shall be requested of Tenant, Tenant agrees, within ten (10) days thereafter, to deliver such financial statement, and to deliver such estoppel certificate (in recordable form) addressed to any such proposed mortgagee or purchaser or to the Landlord certifying the requested information, including among other things the dates of commencement and termination of this lease, the amounts of security deposits, and that this lease is in full force and effect (if such be the case) and that there are no differences, offsets or defaults of Landlord, or noting such differences, offsets or defaults as actually exist.  Tenant shall be liable for any loss or liability resulting from any incorrect information certified, and such mortgagee and purchaser shall have the right to rely on such estoppel certificate and financial statement.  Tenant shall in the same manner acknowledge and execute any assignment of rights to receive rents as required by any mortgagee of Landlord.

38.           RIGHT TO RELOCATE.  Landlord reserves the unrestricted and unconditional right, after the commencement of the term hereof, to relocate the demised premises to substantially comparable space within the shopping center.  Landlord will give Tenant written notice of its intention to relocate the demised premises, and Tenant will complete such relocation within thirty (30) days after receipt of such written notice.  If the furnishings of the space to which Landlord proposes to relocate Tenant are not substantially the same as those of the demised premises, or if the Guaranteed Minimum Monthly Rental of the new space is not substantially the same as the prior Guaranteed Minimum Monthly Rental, Tenant may so notify Landlord, and if landlord fails to offer other space satisfactory to Tenant, Tenant may terminate this Lease effective as of the thirtieth (30th) day after Landlord’s initial notice.  Upon Tenant’s peaceable vacation and abandonment of the demised premises pursuant to this Section, landlord will pay to Tenant a sum equal to one monthly installment of the Guaranteed Minimum Monthly Rental then payable under this Lease.  If Tenant does relocate within the shopping center then effective on the date of such relocation this Lease will be amended by deleting the description of the original demised premises and substituting for it a description of the relocated space.

Landlord agrees to reimburse Tenant for its actual, reasonable moving costs to such other space within the shopping center.

39.           COST OF LIVING ADJUSTMENT.  Upon each first anniversary date of commencement of the term of this lease, the Guaranteed Minimum Monthly Rental shall be changed to an amount that bears the same relationship to the Guaranteed Minimum Monthly Rental in effect immediately preceding such adjustment which the consumer price index for the month in which said adjustment occurs bears to the index for the monthone year(s) preceding the month in which such adjustment occurs.  However, in no event shall the rent be reduced below that Guaranteed Minimum Monthly Rental in effect immediately preceding such adjustment.  The consumer price index to be used is the Consumer Price Index — All Items, for the United States, published monthly by the United States Department of labor, in which 1967 equals 100.  If said Consumer Price Index is no longer published at the adjustment date, it shall be constructed by conversion tables included in such new index.

40.           SURRENDER OF PREMISES.  At the expiration of the tenancy hereby created, Tenant shall surrender the leased premises in the same condition as the leased premises were in upon delivery of possession thereto under this lease, in addition to any alterations or additions which Landlord elects to keep pursuant to Paragraph 10, reasonable wear and tear excepted, and shall surrender all keys for the leased premises to Landlord at the place then fixed for the payment of rent and shall inform Landlord of all combinations on locks, safes and vaults, if any, in the leased premises.  No act or conduct of Landlord, except a written acknowledgement of acceptance of surrender signed by Landlord, shall be deemed to be or constitute an acceptance of the surrender of the leased premises by Tenant prior to the expiration of the term of this lease.

If prior to the termination of this lease, or within 15 days thereafter, Landlord elects, by written notice to Tenant, Tenant shall promptly remove the additions, improvements, fixtures, trade fixtures and installations which were placed in the leased premises by Tenant and which are designated in said notice, and shall repair any damage occasioned by such removal; and in default thereof Landlord may effect said removals and repairs at Tenant’s expense.  The covenants of Tenant contained herein shall survive the expiration or termination of the lease term.

41.           PREMATURE SURRENDER OF PREMISES.  If tenant, prior to the expiration of the term of this set forth herein, prematurely vacates the premises in breach of the Lease Agreement, without the written consent of Landlord, in addition to all other damages and remedies set forth in this Lease Agreement, the Tenant will be responsible for consequential losses allowed by Code of Civil Procedures § 1951.2(4).  These losses will include, but are not limited to, all necessary expenses to relocate any existing tenant from another location to occupy the subject premises, any expenses necessary to prepare the subject premises for a new tenant, any expenses required to procure a new tenant including, but not limited to lease concessions, tenant improvements, all repairs necessary to make the subject premises re-leasable and all other expenses arising from Tenant’s premature surrender of the premises.  Tenant agrees that Landlord shall have exclusive discretion to make commercially reasonable decisions in order to mitigate the losses arising from the premature surrender of the subject premises.

42.           CONDEMNATION.  In the event of a condemnation or a transfer in lieu thereof twenty (20%) percent or more of the demised premises is taken, or in the event as a result of such taking or transfer in lieu thereof Landlord is unable to provide the parking required by Article 8 hereof, landlord or Tenant may, upon written notice given within thirty (30) days after such taking or transfer in lieu thereof, terminate this lease.  Tenant shall not be entitled to share in any portion of the award and Tenant hereby expressly waives any right or claim to any part thereof.  Tenant shall, however, have the right to claim and recover, only from the condemning authority (but not from the Landlord), any amounts necessary to reimburse Tenant for the cost of removing stock and fixtures.

43.           NO ORAL AGREEMENTS.  This lease covers in full each and every agreement of every kind or nature whatsoever between the parties hereto concerning this lease, and all preliminary negotiations and agreements of whatsoever kind or nature are merged herein, and there are no oral agreements or implied covenants.

44.           CONFIDENTIALITY:  In consideration of the mutual promises herein contained, Landlord and Tenant agree not to communicate or disclose to any other person, entity, or organization, orally or in writing, direct or implied, the provisions contained in the Lease relating to the rental rate.  Tenant understands that this is a material inducement to Landlord’s execution of the Lease.  If Tenant breaches this confidentiality provision, then the base rent shall be increased retroactively to equal the highest lease rate charged by Landlord to any other Tenant on the premises, calculated as of the date of this lease.

45.          If not in default under the terms of this lease, Landlord grants Tenant one (1) five (5) year option at the then market rents and terms, but not less than the previous rate.

IN WITNESS WHEREOF, the parties have duly executed this lease together with the herein referred to Exhibits which are attached hereto, on the day and year first above written.

LANDLORD:	TENANT:

LE BARON INVESTMENTS	SOUTHERN TEXTILE RECYCLING, INC.

By:	By:
Carl C. Jones, President

PERSONALLY GUARANTEED BY:

By:
Carl C. Jones 51%
By:
Eddie R. Fischer 49%